Osler, Hoskin & Harcourt LLP Suite 3000, Bentall Four 1055 Dunsmuir Street Vancouver, British Columbia, Canada V7X 1K8 778.785.3000 MAIN 778.785.2745 FACSIMILE

February 26, 2025

Naqi Logix Inc.
1000-355 Burrard Street
Vancouver, BC
V6E 2K3
Canada

Dear Sirs/Mesdames:

Re: Naqi Logix Inc.

We have acted as Canadian counsel to Naqi Logix Inc. (the "Corporation"), a corporation governed by the Business Corporations Act (British Columbia), in connection with the offering circular on Form 1-A (the "Offering Statement") filed by the Corporation on the date hereof with the U.S. Securities and Exchange Commission (the "SEC") pursuant to Regulation A under the Securities Act of 1933, as amended (the "Securities Act"), for the offering and sale by the Corporation of up to 6,896,551 voting common shares in the capital of the Corporation (the "Securities").

We have examined the Offering Statement and all such corporate and public records, statutes and regulations and have made such investigations and have reviewed such other documents as we have deemed relevant and necessary and have considered such questions of law as we have considered relevant and necessary in order to give the opinion hereinafter set forth. As to various questions of fact material to such opinion which were not independently established, we have relied upon a certificate of an officer of the Corporation.

We are qualified to practice law in the Province of British Columbia and this opinion is rendered solely with respect to the Province of British Columbia and the federal laws of Canada applicable in the Province of British Columbia.

For the purposes of the opinions set forth below, we have assumed without independent investigation or verification by us that:

(a) the Offering Statement and any amendments or supplements thereto (including post-effective amendments) will have been qualified by the order of the SEC and such qualification shall not have been terminated or rescinded;

(b) the Securities will have the terms described in and will otherwise be issued as described in the Offering Statement;

(c) all Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner specified in the Offering Statement;

(d) there shall not have occurred any change in law affecting the validity of such Securities; and

(e) neither the issuance and delivery of such Securities nor the compliance by the Corporation with the terms of such Securities will violate any applicable law or regulation or will result in a violation of any provision of any instrument or agreement then binding upon the Corporation, or any restriction imposed by any court or governmental body having jurisdiction over the Corporation.

We have also assumed (a) the legal capacity of all individuals, the genuineness of all signatures, the veracity of the information contained therein, the authenticity of all documents submitted to us as originals and the conformity to authentic or original documents of all documents submitted to us as certified, conformed, electronic, photostatic or facsimile copies, and (b) the completeness, truth and accuracy of all facts set forth in the official public records, certificates and documents supplied by public officials or otherwise conveyed to us by public officials.

On the basis of the foregoing and subject to the qualifications hereinafter expressed, we are of the opinion that when issued and sold in accordance with the terms and conditions contemplated by and upon the terms and conditions set forth in the Offering Statement and that certain subscription agreement, a form which is included in the Offering Statement as Exhibit 4.1, and upon receipt by the Corporation of the agreed upon consideration therefore, the Securities will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion letter as an exhibit to the Offering Statement and to the use of our name wherever it appears in the Offering Statement and the offering circular contained therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Yours very truly,

(signed) Osler, Hoskin & Harcourt LLP

Osler, Hoskin & Harcourt LLP